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                                                                  EXHIBIT 23(c)

                    CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Kellstrom Industries, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan of Kellstrom Industries, Inc. of our report dated March 21, 1996, with respect to the combined financial statements of International Aircraft Support, Inc. as of December 31, 1995, and for the year then ended, included in the December 31, 1996 annual report on Form 10-KSB of Kellstrom Industries, Inc. filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG, LLP

San Francisco, California
November 21, 1997